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                                                                    EXHIBIT 21.1
                             BUCKEYE PARTNERS, L.P.
                         SUBSIDIARIES OF THE REGISTRANT




                                                               Jurisdiction of
                    Subsidiary                                  Organization
                    ----------                                  ------------

Buckeye Pipe Line Company, L.P. (99% owned)................       Delaware
Buckeye Pipe Line Holdings, L.P. (99% owned)...............       Delaware
Everglades Pipe Line Company, L.P. (99% owned).............       Delaware
Laurel Pipe Line Company, L.P. (99% owned).................       Delaware
Buckeye Terminals, LLC (99% owned).........................       Delaware
Norco Pipe Line Company, LLC (99% owned)...................       Delaware
Buckeye Gulf Coast Pipe Lines, L.P. (99% owned)............       Delaware
Buckeye Gulf Coast Holdings I, LLC (99% owned).............       Delaware
Buckeye Gulf Coast Holdings II, LLC (99% owned)............       Delaware
Buckeye Southwest Pipe Line Company, L.P. (99% owned)......       Delaware
Buckeye Products Pipe Line, L.P. (99% owned)...............       Delaware
Gulf Coast Pipe Line, L.P. (99% owned).....................       Delaware
Buckeye Telecom, L.P. (99% owned)..........................       Delaware
Buckeye Pipe Line Co. of Michigan, L.P. (97.10% owned).....       Delaware
WesPac Pipelines LTD (74.25% owned)........................       Delaware